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Exhibit 10.17

COMMUNITY HEALTH SYSTEMS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

December 10, 2002

i

COMMUNITY HEALTH SYSTEMS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.    Purpose.    The purpose of this Supplemental Executive Retirement Plan ("Plan") is to advance the interest of Community Health Systems, Inc., a Delaware corporation ("Company"), and its subsidiaries by encouraging officers and other key employees of the Company who will largely be responsible for the long-term success and development of the Company to continue their employment with the Company by providing retirement benefits for them. The Plan is also intended to assist the Company in attracting and retaining such employees and stimulating their efforts on behalf of the Company.

2.    Definitions and Construction.

        2.1    Definitions.    As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the following words and phrases shall have the meanings specified below (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined), unless a different meaning is plainly required by the context:

          (a)  "Actuarial Equivalent" shall mean a benefit of equivalent value calculatedbased on the Uninsured Pensioners 1994 Mortality Table including Projections to 2003 using 50% of the Male Rates and 50% of the Female Rates as prescribed for qualified retirement plans under the General Agreement on Trades and Tariffs (GATT) and a discount rate equal to the yield on 10-YearTreasury Bonds as of the last day of the previous month, but in no event greater than 7% per annum.

          (b)  "Annual Retirement Benefit" shall mean an amount equal to a Participant's Final Average Earnings multiplied by the lesser of (i) 50%, or (ii) a percentage equal to 2% multiplied by the Participant's years of Service.

          (c)  "Beneficiary" shall mean the person or persons designated by a Participant pursuant to Section 8 to receive the benefits to which a Participant is entitled upon the death of a Participant.

          (d)  "Board" shall mean the Board of Directors of the Company.

          (e)  "Cause" shall mean a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct, dishonesty or gross negligence, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

          (f)    "Change in Control" shall mean the occurrence of any of the following:

            (1)  An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any Person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than Fortsmann Little & Co. Equity Partnership—V, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership—VI, L.P. or any of their affiliates, immediately after which such Person has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding shares of Common Stock of the Company ("Shares") or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.1(f)(1), Shares or Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

            (2)  The individuals who, as of the date hereof, are members of the Board ("Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined) which results in the Company having a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election, by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board (including, without limitation, the resignation and/or replacement of any director who is affiliated with, or appointed by, Fortsmann Little & Co. Equity Partnership—V, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership—VI, L.P.), such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

            (3)  The consummation of:

              (A)  A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued ("Merger"), unless such Merger, is a Non-Control Transaction. A Non-Control Transaction shall mean a Merger where:

                (i)    the stockholders of the Company immediately before such Merger own, directly or indirectly, immediately following such Merger, at least 50% of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger ("Surviving Corporation"), if 50% or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person ("Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                (ii)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger, constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

              (B)  A complete liquidation or dissolution of the Company; or

              (C)  The sale or other disposition of all, or substantially all, of the assets of the Company to any Person (other than a transfer to a Subsidiary or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Subsidiary or any other assets).

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the

Company the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (h)  "Committee" shall mean the Compensation Committee of the Board.

          (i)    "Compensation" shall mean only the salary plus the bonus paid to a Participant.

          (j)    "Disabled Participant" shall mean any Participant who has been credited with five years of Service and who is Totally and Permanently Disabled.

          (k)  "Early Retirement Date" shall mean the date a Participant has been credited with at least five years of Service and is at least 55 years old.

          (l)    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (m)  "Final Average Earnings" shall mean an amount equal to (i) the sum of a Participant's Compensation for the highest three years out of the last five full years of Service preceding a Participant's termination of employment with the Company and its Subsidiaries, divided by (ii) three.

          (n)  "Key Employee" shall mean a key employee of the Company or a Subsidiary who has been selected by the Committee to be a Participant.

          (o)  "Monthly Retirement Income" shall mean a monthly income payable to a Participant computed as provided in the Plan.

          (p)  "Normal Retirement Date" shall mean the day of a Participant's 65th birthday.

          (q)  "Officer" shall mean all employees of the Company or a Subsidiary who have been duly elected as officers of the Company by the Board.

          (r)  "Participant" shall mean any Officer or Key Employee.

          (s)  "Primary Insurance Amount" as of any date shall mean the monthly amount of Social Security old age and survivor disability insurance benefits payable to a Participant commencing at the Participant's unreduced Social Security retirement age. The amount will be calculated based on the Social Security Act in effect as of the date of calculation, without regard to any dependent benefits.

          (t)  "Rabbi Trust" shall mean the trust to be established by the Company in accordance with the provisions of Section 9.

          (u)  "Retired Participant" shall mean any Participant who has ceased to be an employee of the Company or a Subsidiary and who is entitled to receive a Monthly Retirement Income.

          (v)  "Service" shall mean (i) in the case of the Participants identified on Exhibit A attached hereto and made a part hereof, all years and completed months of service with the Company and any Subsidiary, whether before or after the adoption of the Plan, but not beginning earlier than January 1, 1997, and (ii) in the case of an Officer or Key Employee who becomes a Participant after January 1, 2003, all years and completed months of service following the date the person becomes a Participant.

          (w)  "Social Security Offset" shall mean the Actuarial Equivalent of a Participant's Primary Insurance Amount determined as of the date of the calculation.

          (x)  "Subsidiary" shall mean, with respect to the Company, any corporation or other entity of which a majority of its voting power, equity securities or equity interests is owned, directly or indirectly, by the Company.

          (y)  "Total and Permanent Disability" shall mean a physical or mental condition that renders a Participant eligible for disability benefits under the Social Security Act.

        2.2    Captions; Section References.    Section titles or captions contained in the Plan are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of the Plan, or the intent of any provision hereof. All references herein to Sections shall refer to Sections of the Plan unless the context clearly requires otherwise.

        2.3    Severability.    If any provision of the Plan, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of the Plan, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and the Plan shall be enforced to the greatest extent permitted by law.

3.    Administration.

        3.1    The Committee.    The Plan shall be administered by the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call.

        3.2    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have full authority to:

          (a)  Select key employees of the Company and its Subsidiaries to be Participants.

          (b)  Construe and interpret the Plan.

          (c)  Establish, amend and rescind rules and regulations for the Plan's administration.

          (d)  Make all other determinations which may be necessary or advisable for the administration of the Plan.

        To the extent permitted by law, the Committee may delegate its authority as identified hereunder.

        3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, employees, Participants and their estates and Beneficiaries.

        3.4    Plan Administrator.    For purposes of ERISA, the Committee is the Plan administrator. Any claim for benefits under the Plan shall be made in writing to the Committee. The Committee and the claimant shall follow the claims procedures set forth in Department of Labor Regulation §2560.503-1.

        3.5    Costs and Expenses.    In discharging their duties under the Plan, the Committee may employ such counsel, accountants and consults as it deems necessary or appropriate. The Company shall pay all costs of such third parties and any other expenses incurred by the Committee with respect to the Plan.

        3.6    Indemnification.    No member of the Committee, nor any Officer or employee acting on behalf of the Committee or the Company, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each and every Officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.    Participation in the Plan.

        4.1    Notification of Participation.    Each Officer and Key Employee shall be notified that they are a Participant under the Plan.

        4.2    Termination of Participation.    A Participant who ceases to be an Officer or a key employee of the Company (as determined by the Committee), or who terminates employment with the Company and all Subsidiaries for any reason other than death, shall not be entitled to any benefits hereunder unless that change of status occurs after the Participant has reached their Early Retirement Date.

5.    Benefits Under Plan.

        5.1    Normal Retirement Benefit.    When a Participant retires on or after the Participant's Normal Retirement Date, except as otherwise provided in Section 6.1, the Participant shall be entitled to receive a Monthly Retirement Income under the Plan commencing with the first day of the month following the date the Participant retires, in an amount equal to (i) one-twelfth of the Participant's Annual Retirement Benefit, reduced by (ii) the sum of (A) the Social Security Offset and (B) the annuity which is the Actuarial Equivalent of the amount contributed to the Community Health Systems, Inc. Deferred Compensation Plan pursuant to of the 2002 Benefit Exchange Agreement between the Participant and CHS/Community Health Systems, Inc. as shown on Exhibit A, increased by 7% per annum commencing January 1, 2003.

        5.2    Early Retirement Benefit.    Upon the written application of a Participant received by the Committee, a Participant who is at least 55 years old and who has been credited with at least five years of Service may retire and receive benefits under the Plan in accordance with this Section 5.2. Except as otherwise provided in Section 6.1, commencing with the first day of the month following such Participant's retirement, such Participant shall be entitled to a benefit computed in the manner set forth in Section 5.1 except that the amount set forth in clause (i) of Section 5.1 shall be reduced by two/twelfths of one percent (.001667) of that amount for each month that payments commence prior to the Participant's Normal Retirement Date. The reduction referred to in the immediately preceding sentence shall not apply in the event of a Change in Control.

        5.3    Disability Benefit.

          (a)  Except as otherwise provided in Section 6.1, a Disabled Participant shall be entitled to receive a Monthly Retirement Income commencing with the first day of the month following the Participant's termination of employment by reason of becoming Totally and Permanently Disabled, computed in accordance with Section 5.1; provided, however, that if the Participant is not at least 55 years old on such date, then the Monthly Retirement Income shall be paid commencing on the first day of the month following the Participant's 55th birthday.

          (b)  If a Disabled Participant dies before the payment of Monthly Retirement Income commences, a death benefit shall be payable to the Disabled Participant's Beneficiary. Such death benefit shall be equal to the Actuarial Equivalent present value of the Participant's Monthly Retirement Income as of the Participant's date of death, computed in accordance with the provisions of Section 5.3(a). Such death benefit shall be paid to the Participant's Beneficiary in a single lump sum in accordance with the provisions of Section 6.2(c).

        5.4    Death Benefit.    If a Participant who has been credited with five or more years of Service dies while an employee of the Company or a Subsidiary, a death benefit shall be paid to the deceased Participant's Beneficiary. Such death benefit shall be the Actuarial Equivalent present value of the Participant's Monthly Retirement Income as of the Participant's date of death, computed in the same manner as provided in Section 5.3(a) in the case of a Disabled Participant. Such death benefit shall be paid to the deceased Participant's Beneficiary in a single lump sum in accordance with the provisions of Section 6.2(c).

        5.5    Termination for Cause.    If a Participant's employment is terminated due to Cause, then notwithstanding anything else set forth herein, such Participant shall not be entitled to receive any benefit under the Plan.

6.    Payment of Benefits.

        6.1    Basic Benefit.    The basic form of payment of the Annual Retirement Benefit (other than in the case of death) shall be a Monthly Retirement Income payable for the life of the Participant. Notwithstanding the foregoing, if the Actuarial Equivalent present value of a Participant's Monthly Retirement Income as of the date the Participant ceases to be an employee of the Company or any Subsidiary is $50,000 or less, then the benefit to which such Participant shall be entitled shall be paid in a single lump sum in accordance with the provisions of Section 6.2(c).

        6.2    Alternative Benefits.    A Participant may request that the Committee approve an alternate form of payment of the benefits under the Plan. Such request shall be in writing and shall be filed at least 90 days before the payment of Monthly Retirement Income otherwise due under the Plan is to commence. Once a request is approved, it shall be binding on the Participant. Alternative forms of payment shall be the Actuarial Equivalent of the Monthly Retirement Income and are as follows:

          (a)  A monthly income payable to the Participant for either 180 or 240 payments guaranteed. Upon the Participant's death, distribution of the remaining benefit, if any, shall be made to the Participant's Beneficiary.

          (b)  A monthly income payable for the lifetime of the Participant, with one-half (1/2) of such amount continuing to be paid to the Participant's spouse after the Participant's death, for the lifetime of the spouse.

          (c)  A single lump sum payment to the Participant.

          (d)  Any other form of payment which is approved by the Committee.

7.    Benefits Upon Change in Control.

        7.1    Changes in Control Benefit.    In the event of a Change in Control, the benefit of any Participant with five years or more of Service shall be fully vested and shall be paid out as soon as administratively feasible in a single lump sum payment in accordance with the provisions of Section 6.2(c). This shall apply to active, retired or Disabled Participants. Upon such payment to all Participants, the Plan shall terminate.

        7.2    Participants Under Age 55.    Any Participant who has been credited with five years or more of Service on the date of the Change in Control who is under age 55 will be deemed to be age 55 solely for purposes of determining the Participant is eligible for benefits under the Plan, but in computing the lump sum benefit provided for in Section 7.1, the Monthly Retirement Income shall be deemed payable based upon the Participant's actual age.

        7.3    Additional Years of Service.    All Participants who have been credited with five years or more of Service will be credited with an additional three years of Service as a result of a Change in Control.

        7.4    Certain Terminations of Employment.    If a Participant's employment is terminated by the Company without Cause prior to the date of a Change in Control, but the Participant reasonably demonstrates to the satisfaction of the Committee that the termination (i) was at the request of a third party who has indicated an intention to, or has taken steps reasonably calculated to, effect a Change in Control, or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of the Plan, provided a Change in Control actually occurs. Such a Participant shall be entitled to receive the same benefits under the Plan as if the Participant had been an employee of the Company or a Subsidiary on the date the Change in Control actually occurs.

8.    Beneficiaries.    Each Participant shall have the right, by giving written notice to the Committee on such form as the Committee shall adopt, to designate a Beneficiary or Beneficiaries to receive payments which become available under the Plan should the Participant die. A Participant may change the designated Beneficiary by filing a new beneficiary designation form with the Committee. If a Participant dies and has not designated a Beneficiary, the estate of the deceased Participant shall be deemed to be the Beneficiary.

9.    Rabbi Trust.    The Company intends to establish a Rabbi Trust with a commercial bank or other financial or trust institution of which the Company would be considered the owner for Federal income tax purposes. The Rabbi Trust will be established to provide a source of funds to enable the Company to make payments to the Participants and their Beneficiaries pursuant to the terms of the Plan. Payments to which Participants are entitled under the terms of the Plan shall be paid out of the Rabbi Trust to the extent of the assets therein. The assets of the Rabbi Trust will be subject to the claims of general creditors of the Company.

10.    Withholding.    The Company shall have the right to withhold from the payments to be made to any Participant or Beneficiary hereunder all amounts required to be so withheld under applicable law.

11.  Modification and Termination.

        11.1    Amendment and Termination.    The Company reserves the right at any time, by action of the Board, to modify or amend, in whole or in part, any or all of the provisions of the Plan, or to terminate the Plan.

        11.2    Affect on Participants.    Notwithstanding the provisions of Section 11.1, no amendment, modification or termination of the Plan shall adversely affect:

          (a)  The Monthly Retirement Income of any Participant, or the Beneficiary of any Participant, who has retired or died prior thereto.

          (b)  The right of any Participant then employed by the Company or a Subsidiary who has been credited with at least five years of Service to receive upon death, retirement, Total and Permanent Disability or Change in Control, the benefit to which such person would have been entitled under the Plan prior to the amendment, modification or termination.

        11.3    No Obligation to Continue Plan.    Although it is the intention of the Company that the Plan shall be continued indefinitely, the Plan is entirely voluntary on the part of the Company, and the continuance of the Plan is not a contractual obligation of the Company.

12.  Miscellaneous Provisions.

        12.1    Non-Transferability.    Neither the interest of a Participant or any other person in the Plan, nor the benefits payable hereunder, shall be subject to the claim of creditors of a Participant or their Beneficiaries and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor a Beneficiary may assign, sell, pledge or otherwise encumber any of their beneficial interest in the Plan, nor shall any such benefits be in any manner liable for, or subject to, the deeds, contracts, liabilities, engagements or torts of any Participant or their Beneficiary. All such payments and rights thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempted assignment or transfer (whether voluntary or involuntary) by a Participant or a Beneficiary, the Company shall have no further liability hereunder to such Participant or Beneficiary.

        12.2    Payment of Benefits.    Although the Company intends to establish the Rabbi Trust to fund its obligations under the Plan, the rights of Participants and Beneficiaries to receive payments under the Plan shall constitute only a general claim against the Company and will not be a lien or claim on any specific assets of the Company.

        12.3    No Rights of Employment.    The Plan shall not be deemed to constitute a contract of employment between a Participant and the Company or a Subsidiary. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the employment of the Company or a Subsidiary. The Plan shall not interfere in any way with the Company's or a Subsidiary's right to discharge a Participant at any time, regardless of the effect which such discharge would have upon such Participant under the Plan, and such actions by the Company or a Subsidiary in discharging any Participant shall not be deemed a breach of contract, nor give rise to any rights or actions in favor of such Participant.

        12.4    Applicable Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Tennessee without regard to its conflict of laws rules. It is intended that the Plan be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees of the Company. As such, the Plan is intended to be exempt from certain otherwise applicable provisions of Title I of ERISA, and any ambiguities in construction shall be resolved in favor of an interpretation which will effectuate such intention.

        12.5    Payment to Minors.    In making any payment to or for the benefit of any minor or incompetent Beneficiary, the Committee, in its sole, absolute and uncontrolled discretion, may, but need not, make such payment to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and the receipt by such guardian, committee, relative or other person shall be a complete discharge of the Company, without any responsibility on its part or on the part of the Committee to see to the application thereof.

        In Witness Whereof, the Company has caused the Plan to be executed by its duly authorized officer as of the 10th day of December, 2002, being the date the Board approved the Plan.

COMMUNITY HEALTH SYSTEMS, INC.
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COMMUNITY HEALTH SYSTEMS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN